Exhibit 10.01

PURCHASE AGREEMENT
SALE OF ASSETS

This agreement is made on 30 July, 2010, by and between Assured Equities IV Corporation, having its principal place of business at 77 Acorn Avenue, Talmo, Ga., 30575 ("Buyer") and Rogue Diva Racing, Inc., having its principal place of business at PO Box 1013 Jefferson, GA 30549 ("Seller") herein referred to individually as "Party" or together as "Parties."

WHEREAS, Seller is the record owner and holder of the exclusive rights to establish an arena football team, to be named Huntington Hammer, and

WHEREAS, Seller has all rights to the tangible and intangible assets (logos, advertising materials, business cards, title, goodwill and other assets) (the "Assets") of the Huntington Hammer, and

WHEREAS, Seller desires to sell the exclusive right to establish an arena football team to be named Huntington Hammer and all rights and title to the Assets upon the terms and conditions hereinafter set forth, and

WHEREAS, Buyer desires to purchase the exclusive right to establish an arena football team to be named Huntington Hammer and all rights and title to the Assets upon the terms and conditions hereinafter set forth, from Seller.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Assets, it is hereby agreed, as follows:

1.0 PURCHASE AND SALE OF ASSETS
In consideration of the mutual promises and conditions contained in this agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on the terms, conditions, warranties and representations set forth in this Agreement, all Assets including but not limited to:

1.1            The exclusive rights to have an arena football team to be named Huntington Hammer and to be located in Huntington, West Virginia, and

1.2            All rights to the logos of the arena football team to be named Huntington Hammer, and

1.3            All advertising materials including business cards related to the arena football team to be named Huntington Hammer, and

1.4            All the trade, goodwill and other intangible assets of the arena football team to be named Huntington Hammer.

2.0            PURCHASE PRICE
The total purchase price to be paid by Buyer to Seller for all the properties, assets and rights described in this Agreement ("Purchase Price") shall be twenty-five thousand and no/100 ($25,000.00) U.S. dollars.

3.0            PAYMENT OF PURCHASE PRICE
The total Purchase Price of twenty-five thousand and no/100 ($25,000.00) U.S. dollars shall be paid by Buyer in the form of twenty five million (25,000,000) shares of Buyer's Common Stock, par value $0.001.

3.1            Buyer shall issue to seller Common Stock Certificate Number C-3 representing twenty five million (25,000,000) shares of Common Stock, par value $0.001.

3.2            Shares issued to Seller by Buyer shall be "Restricted Shares" and are not resellable until the stock has been registered with the SEC, under the Securities Act of 1933, as Amended or another special exemption has been met.

3.3            Shares issued by Buyer to Seller shall bear a legend clearly stating that the stock may not be resold in the public marketplace unless the sale is exempt from the SEC's registration requirements.

4.0            CLOSING
The closing of the sale and purchase ("the Closing") shall occur at the offices of the Buyer, located at 77 Acorn Avenue, Talmo, Ga., 30575, on July 30, 2010 or other such place and date as the Parties agree upon in writing.

4.1            At the Closing, Seller shall:

4.1.1            Deliver clear and marketable title and ownership to Buyer of all rights to the Assets, and

4.1.2            Execute any other documents necessary to finalize this Agreement.

4.2.            At the Closing the Buyer shall:

4.2.1            Issue to Seller share certificate number C-3 registered in the name of Seller in the amount of twenty five million (25,000,000) shares of Buyer's Common Stock, par value $0.001, and

4.2.2            Provide Seller a copy of the Buyer's Stock Registry indicating the issuance to and registration in Seller's name of twenty five million (25,000,000) shares of Common Stock, par value $0.001, and

4.2.3            Execute any other documents necessary to finalize this Agreement.

5.0            REPRESENTATIONS AND WARRANTIES OF SELLER
Seller agrees and warrants and represents to Buyer that:

5.1            Corporate Formation
The Corporation is a corporation legally formed and organized and in good standing under the laws of the State of Georgia, and has the corporate power and authority to carry on the business it is now executing.

5.2            Power and Authority
Seller has full power and authority to enter into and to perform this Agreement in accordance with its terms. Upon its execution and delivery, this Agreement will be valid and binding obligations of the Seller, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies. Seller further warrants that the execution, delivery and performance of this Agreement is in compliance with, and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Seller is a party or by which Seller is bound.

5.3            Lawful Owner
Seller is the lawful owner of the rights to and the Assets described in this Agreement and has good right and due authorization to enter into the transaction described in this Agreement. At the time of signing of this Agreement, Seller neither knows nor has reason to know of the existence of any outstanding claim or title, or interest, or lien in, to, or on the business or its assets.

5.4            Third Party Consent
Seller does not require any form of third party consent, authorization, or declaration, nor does this transaction, as contemplated, necessitate any notice to, or filing with, any government or regulatory authority for the Parties to undertake their respective actions.

5.5            No Debt or Liens
All Assets sold pursuant to this Agreement are free and clear of any lien (including UCC financing statements) and/or debt unless otherwise set forth in a written statement from Seller to Buyer.

5.6            No Liabilities
Seller owes no obligations and has contracted no liabilities affecting the Assets which might affect the consummation of the purchase and sale described in this Agreement that are not shown on the financial records inspected by Buyer and that have not been expressly disclosed to Buyer.

5.7            No Litigation
No litigation, actions or proceedings, legal, equitable, administrative, through arbitration or otherwise, including but not limited to lawsuits, claims or disputes with employees, customers and vendors, etc., are pending or threatened that might affect the Assets being purchased, or the consummation of the purchase and sale described in this Agreement.

5.8            Hold Harmless
Seller agrees to indemnify and hold Buyer harmless from any and all claims, causes of actions, damages, or debts, including legal fees, resulting from any actions, occurrences or events occurring prior to the Closing.

6.0            REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants that by issuing the shares to Seller hereunder, it is issuing, and is solely responsible and obligated hereunder to deliver, share certificate number C3 representing twenty five million (25,000,000) shares of Buyer's Common Stock, par value $0.001 to Seller.

Buyer further represents and warrants that the Buyer's obligations hereunder continue until the shares are fully issued and transferred, and that: (i) the Buyer, based on its research and experience, knows of no reason that would cause the SEC to withhold approval of the transaction herein described, and (ii) in the event that the SEC requires certain actions or changes with respect to the Corporation or its public disclosures, the Buyer will promptly cause such actions to be taken or changes to be made, or promptly notify Buyer that it is terminating this Agreement.

Buyer, as sole shareholder of the Corporation, hereby further represents and warrants to Seller as follows:

6.1            Corporate Formation
The Corporation is a corporation legally formed and organized and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on the business it is now executing.

6.2             Third Party Consent
Buyers requires, any form, no third party consent, authorization, or declaration, nor does this transaction, as contemplated, necessitate any notice to, or filing with, any government or regulatory authority for the Parties to undertake their respective actions hereunder except for the filing of a Form 8-K by the Buyer with the SEC after the closing.

6.3            Capitalization
All of the shares of Buyer's capital stock to be issued by Buyer are in compliance with applicable federal and state securities laws.

6.4            Authority for Agreement; No Conflict
The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary company actions by the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes valid and binding obligation of the Buyer enforceable in accordance with its respective terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its respective provisions by the Buyer will not, except as provided in such agreement, (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Corporation or the similar governing documents of the Buyer, (b) except as set forth in Section 6.2, require on the part of the Corporation or Buyer any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Corporation or Buyer is a party or by which the Corporation or Buyer is bound or to which their respective assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Corporation or Buyer or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Corporation or Buyer or any of their respective properties or assets.  For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

6.5            Governmental Consents
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any Governmental Entity is required on the part of the Buyer in connection with the execution and delivery of this Agreement, or the offer, sale and delivery of the Shares, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws.

6.6            Litigation
There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Buyer's knowledge, threatened, against the Corporation. The Corporation is not subject to any outstanding judgment, order or decree.

6.7            Voting and Disposive Power
Cecil VanDyke, as President, has full voting and disposive power with regard to all of the shares to be issued by Buyer to Seller.

6.8            Recordings
Buyer, under penalty of perjury, hereby warrants that he, she or it will file any and all documents required by the SEC to record the issuance of shares in Buyer in a timely and fully compliant manner.

7.0            TRADE NAMES, ADVERTISING MATERIALS AND GOODWILL
Seller assigns to Buyer the exclusive right to use the trade or business name and Seller agrees not to use, or authorize others to use, this name or a similar name, and

7.1            Seller assigns and sells to Buyer all rights to the trade names and logos of the arena football team named Huntington Hammer, and

7.2            Seller assigns and sells to buyer all advertising materials and business cards related to the arena football team named Huntington Hammer, and

7.3            Seller assigns and sells to Buyer all the trade, goodwill and other intangible assets of the arena football team named Huntington Hammer.

7.4            Seller shall deliver to Buyer, at Closing, all books and records relating to Seller owned trade names, advertising materials, goodwill and other intangible assets of the arena football team named Huntington Hammer.

8.0            NON ASSUMPTION OF LIABILITIES
Unless otherwise expressly provided for in this Agreement, the liabilities and obligations incurred by Seller prior to the Closing are not assumed by Buyer but continue as liabilities and obligations of Seller and shall be solely paid by Seller.

In the event Buyer is required to pay after the Closing any valid lien, debt, or expense incurred by Seller prior to the Closing Date, Buyer shall have the right to offset any such lien, debt, or expense actually paid by Buyer, which is the valid and legal obligation of the Seller, against any payment owed to Seller by Buyer.

9.0            INDEMNIFICATION OF SELLER
Buyer will indemnify and hold Seller and the property of Seller free and harmless from any and all claims, losses, damages, injuries and liabilities arising from or in connection with the operation of the Business after the Closing.

10.0            RESTRICTIVE COVENANTS
Seller expressly agrees that for a period of fifteen (15) years following the execution of this Agreement, Seller will not, directly or indirectly, as an employee, agent, proprietor, partner, stockholder, officer, director, or otherwise, render any services to, or on Seller's own behalf engage in or own a part or all of any business which is the same as, similar to, or competitive with the business and intangible assets, which are being sold to Buyer without the prior written consent of the Buyer.

11.0            MISCELLANEOUS

11.1            Successors and Assigns
This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement without the express written consent of the other Party; however, such consent shall neither be unreasonably withheld nor delayed.

11.2            Confidentiality
The Parties agrees that they will keep confidential and will not disclose, divulge or use for any purpose other than to evaluate the purchase of the assets described herein, any and all confidential, proprietary or secret information which such Buyer may obtain relating to Seller or Seller's business ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public; provided, however, that the Parties may disclose Confidential Information (i) to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transactions contemplated hereby, (ii) to any affiliate of such Buyer or Seller or to a partner, stockholder or subsidiary of such Buyer or Seller, provided that such affiliate agrees in writing to be bound by the provisions of this Section 11.2, or (iii) as may otherwise be required by law, provided that the respective Party takes reasonable steps to minimize the extent of any such required disclosure.

11.3            Survival of Representations and Warranties
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of one year after the Closing.

11.4            Brokers
The Parties to this Agreement (i) represent and warrant to the other Party hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other Party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

11.5            Severability
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

11.6            Specific Performance
In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, Buyer shall be entitled to specific performance of the agreements and obligations of the Seller hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

11.7            Governing Law
This Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of Georgia without regard to principles of conflicts of laws. Each party irrevocably and unconditionally: (a) agrees that any legal proceeding relating to this Agreement must be brought in the State courts in Jackson County, Georgia; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any proceeding in any such court; and (d) agrees that service of any court paper may be effected on it by mail, or in such other manner as may be provided under applicable laws or court rules in the State of Georgia.

11.8            Notices
All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to Seller:

Cecil VanDyke, President
Rogue Diva Racing, Inc.
PO Box 1013
Jefferson, GA 30549
Phone: 704-361-2204
Email: vpiweb@aol.com

If to Buyer:

Cecil VanDyke, President
Assured Equities IV Corporation
77 Acorn Avenue
Talmo, GA, 30575
Phone: 704-361-2204
Email: vpiweb@aol.com

11.9            Complete Agreement
This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

11.10            Amendments
No amendments or additions to this Agreement shall be binding unless in writing, signed by both Parties, except as herein otherwise provided.

11.11            Pronouns
Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

11.12            Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

11.13            Section Headings
The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

11.14            Gender And Number: Section Headings
Words importing a particular gender mean and include the other gender or business entity, as may be the case; also words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.15            Waiver
No waiver, or waiver of breach, of any provision or condition or this Agreement shall be deemed waiver of any similar or dissimilar provision or condition at the same time or any prior or subsequent time.

11.16            Publicity
Except as otherwise required by law, none of the Parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

11.17            Entire Agreement
This Agreement contains all of the terms agreed upon by the Parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation, and is a product of negotiations and that no inference should be drawn regarding the drafting of this document.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

Executed as of the date first written above.

Buyer: Assured Equities IV Corporation                                  Seller: Rogue Diva Racing, Inc.

s/s Cecil VanDyke                                                                         s/s Cecil VanDyke
Cecil VanDyke, President                                                           Cecil R. VanDyke, President
Assured Equities IV Corporation                                               Rogue Diva Racing, Inc.
77 Acorn Avenue                                                                          PO Box 1013
Talmo, GA, 30575                                                                        Jefferson, GA 30549
Phone: 704-361-2204                                                                  Phone: 704-361-2204
Email: vpiweb@aol.com                                                             Email: vpiweb@aol.com